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                                                                   Exhibit 10.41

                         AMENDMENT TO CREDIT AGREEMENT

          This Amendment to Credit Agreement ("Agreement"), dated as of November 30 2000, is made by and between eFunds Corporation, a Delaware corporation (the "Borrower"), and Deluxe Corporation, a Minnesota corporation (the "Lender").

          The Borrower and Lender are parties to a Credit Agreement dated as of April 1, 2000 (the "Credit Agreement"). The Borrower and Lender entered into the Credit Agreement with the expectation that the Lender, which was then owner of one hundred percent of the common stock of the Borrower, would divest all of such ownership interest through an initial public offering ("IPO") of the Borrower's common stock followed by an exchange of shares of the Borrower for shares of the Lender (the "Exchange").

          On June 30, 2000, the Borrower completed the IPO. Thereafter, the Lender modified its plans to divest its remaining ownership interest in Borrower by abandoning the previously contemplated Exchange. In lieu of the Exchange, the Lender proposes to distribute all of its remaining ownership interest in the Borrower to the Lender's shareholders, provided that the Lender is able to secure confirmation from the Internal Revenue Service that the distribution will be tax-free to the Lender and its shareholders for U.S. federal income tax purposes.

          The parties have determined that it is appropriate to amend the Credit Agreement as set forth in this Amendment.

          Accordingly, the parties hereto agree as follows:

          SECTION 1  Definitions; Interpretation.
                     ---------------------------

          (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the Recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          (b)  Interpretation. The rules of interpretation set forth in Section
1.3 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

          SECTION 2  Amendments to the Credit Agreement.
                     ----------------------------------

          (a) Upon the execution by the parties of this Agreement, the Credit Agreement shall be amended as follows:

               (i) Section 1.1 is amended by deleting the definition of "Split-Off."
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               (ii)   Section 1.1 is further amended by inserting a new
          definition as follows:

                    "Spin-Off": The sale to the public as part of an initial public offering of less than 20% of the common stock of the Borrower and the subsequent distribution of all, or substantially all, of the common stock of the Borrower then owned by the Lender to the shareholders of Lender.

               (iii) The Credit Agreement in its entirety is amended by deleting wherever appearing the term "Split-Off" and substituting therefor the term "Spin-Off."

          (b) References Within Credit Agreement. Each reference in the Credit Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Agreement.

          (c) Conditions of Effectiveness. It shall be a condition precedent to the effectiveness of this Agreement that the Borrower and Lender shall have received an executed counterpart hereof.

          SECTION 3  Miscellaneous.
                     -------------

          (a) Credit Agreement Otherwise Not Affected. Except as expressly amended and restated pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

          (b) Costs and Expenses. The Borrower and Lender each shall bear its own costs incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents delivered in connection herewith.

          (c) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower and Lender and their respective successors and assigns.

          (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH JURISDICTION .

          (e) Complete Agreement; Amendments. This Agreement, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Agreement may not be modified, amended or otherwise altered except in accordance with the terms of Section 8.1 of the Credit Agreement.

          (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and

                                      2.
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regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          (h) Interpretation. This Agreement is the result of negotiations among, and has been reviewed by, counsel to the Borrow and Lender. Accordingly, this Agreement shall not be construed against any of the Borrow or the Lender merely because of the Lender's involvement in the preparation thereof.

          (i)  Loan Document. This Agreement shall constitute a Loan Document.

                           [Signature pages follow.]

                                      3.
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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, as of the date first above written.


                                    BORROWER:
                                    ---------

                                    eFUNDS CORPORATION


                                    By: /s/ John A. Blanchard III
                                        -----------------------------------
                                    Name: John A. Blanchard III
                                         ----------------------------------
                                    Title: CEO
                                          ---------------------------------


                                    LENDER:
                                    -------

                                    DELUXE CORPORATION


                                    By: /s/ Lois M. Martin
                                        -----------------------------------
                                    Name:Lois M. Martin
                                         ----------------------------------
                                    Title: CFO
                                          ---------------------------------

                                      4.